Exhibit 24

IBM Corporation
Armonk, NY 10504

       January 16, 2010

U.S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

The following individuals, whose signatures appear below, and the successors to their positions, are hereby authorized to sign and file on my behalf all forms required by the U.S. securities laws, including without limitation
Form 3, Form 4, Form 5 and Form 144.

  A. Bonzani  ___________/s/___________________

  D. Cummins  ___________/s/___________________

  C. B. Gregory  ___________/s/___________________

  M. Sladek  ___________/s/___________________

These individuals may further delegate this authority and this authorization shall remain in effect for as long as I remain an executive officer of IBM.

                  Very truly yours,

                                           /s/
       Michael D. Rhodin

cc: New York Stock Exchange